Exhibit 11

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Variable Series Funds, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 2-74452 of our reports dated February 10, 2000 appearing in the annual reports to shareholders of Merrill Lynch Variable Series Funds, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey June 27, 2000